Exhibit 99.1

NVR, INC. ANNOUNCES THIRD QUARTER RESULTS

October 20, 2016, Reston, VA—NVR, Inc. (NYSE: NVR), one of the nation’s largest homebuilding and mortgage banking companies, announced net income for its third quarter ended September 30, 2016 of $117,392,000, or $28.46 per diluted share. Net income and diluted earnings per share for the third quarter ended September 30, 2016 increased by 1% and 5%, respectively, when compared to the third quarter of 2015. Consolidated revenues for the third quarter of 2016 totaled $1,537,569,000, a 10% increase from $1,402,351,000 for the comparable 2015 quarter.

For the nine months ended September 30, 2016, consolidated revenues were $4,069,778,000, 13% higher than the $3,603,733,000 reported for the same period of 2015. Net income for the nine months ended September 30, 2016 was $274,371,000, an increase of 10% when compared to the nine months ended September 30, 2015. Diluted earnings per share for the nine months ended September 30, 2016 was $66.24, an increase of 14% from $58.32 per diluted share for the comparable period of 2015.

Homebuilding

New orders in the third quarter of 2016 increased 7% to 3,477 units, when compared to 3,258 units in the third quarter of 2015. The average sales price of new orders was $392,800, a 4% increase when compared with the average sales price of new orders in the third quarter of 2015. The cancellation rate in the third quarter of 2016 was 18%, compared to 17% in the third quarter of 2015. Settlements increased in the third quarter of 2016 to 3,922 units, 9% higher than the third quarter of 2015. The Company’s backlog of homes sold but not settled as of September 30, 2016 increased on a unit basis by 7% to 7,658 units and increased on a dollar basis by 10% to $2,981,894,000 when compared to September 30, 2015.

Homebuilding revenues for the three months ended September 30, 2016 totaled $1,507,451,000, 10% higher than the year earlier period. Gross profit margin decreased to 17.6% in the 2016 third quarter compared to 19.1% for the same period in 2015. Income before tax from the homebuilding segment totaled $167,657,000 in the third quarter of 2016, a 1% decrease compared to the third quarter of 2015.

Mortgage Banking

Mortgage closed loan production of $1,055,163,000 for the third quarter ended September 30, 2016 increased by 11% when compared to the third quarter ended September 30, 2015. Operating income for the mortgage banking operations during the third quarter of 2016 increased 8% to $17,346,000, compared to $16,122,000 reported for the third quarter of 2015.

About NVR

NVR, Inc. operates in two business segments:  homebuilding and mortgage banking.  The homebuilding unit sells and builds homes under the Ryan Homes, NVHomes and Heartland Homes trade names, and operates in twenty-eight metropolitan areas in fourteen states and Washington, D.C.  For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com and www.heartlandluxuryhomes.com.

Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other comparable terminology.  All statements other than of historical facts are forward-looking statements.  Forward-looking statements contained in this document may include those regarding market trends, NVR’s financial position, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements.  Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR’s customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control.  NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc.

Consolidated Statements of Income

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Homebuilding:
Revenues	$1,507,451	$1,374,467	$3,990,696	$3,537,116
Other income	703	643	2,223	2,490
Cost of sales	(1,242,292)	(1,111,672)	(3,294,421)	(2,880,194)
Selling, general and administrative	(92,867)	(88,664)	(290,925)	(279,207)
Operating income	172,995	174,774	407,573	380,205
Interest expense	(5,338)	(5,900)	(14,734)	(17,499)
Homebuilding income	167,657	168,874	392,839	362,706

Mortgage Banking:
Mortgage banking fees	30,118	27,884	79,082	66,617
Interest income	2,000	1,972	5,111	4,353
Other income	473	363	1,140	711
General and administrative	(14,959)	(13,916)	(44,345)	(37,888)
Interest expense	(286)	(181)	(792)	(456)
Mortgage banking income	17,346	16,122	40,196	33,337

Income before taxes	185,003	184,996	433,035	396,043
Income tax expense	(67,611)	(68,526)	(158,664)	(147,120)

Net income	$117,392	$116,470	$274,371	$248,923

Basic earnings per share	$30.43	$28.75	$70.70	$61.34

Diluted earnings per share	$28.46	$27.11	$66.24	$58.32

Basic weighted average shares outstanding	3,858	4,050	3,881	4,058

Diluted weighted average shares outstanding	4,125	4,296	4,142	4,268

NVR, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share data)

(Unaudited)

	September 30, 2016	December 31, 2015
ASSETS
Homebuilding:
Cash and cash equivalents	$249,728	$397,522
Receivables	13,921	11,482
Inventory:
Lots and housing units, covered under sales agreements with customers	1,107,919	785,982
Unsold lots and housing units	134,626	147,832
Land under development	62,327	60,611
Building materials and other	11,858	12,101
	1,316,730	1,006,526

Assets related to consolidated variable interest entity	1,247	1,749
Contract land deposits, net	377,496	343,295
Property, plant and equipment, net	45,321	44,651
Reorganization value in excess of amounts allocable to identifiable assets, net	41,580	41,580
Goodwill and finite-lived intangible assets, net	2,945	3,982
Other assets	280,245	281,381
	2,329,213	2,132,168

Mortgage Banking:
Cash and cash equivalents	11,490	26,804
Mortgage loans held for sale, net	291,303	319,553
Property and equipment, net	5,085	5,313
Reorganization value in excess of amounts allocable to identifiable assets, net	7,347	7,347
Other assets	18,778	20,533
	334,003	379,550
Total assets	$2,663,216	$2,511,718

LIABILITIES AND SHAREHOLDERS' EQUITY
Homebuilding:
Accounts payable	$281,530	$227,437
Accrued expenses and other liabilities	309,939	304,922
Liabilities related to consolidated variable interest entity	877	1,091
Customer deposits	144,697	110,965
Senior notes	596,303	595,847
	1,333,346	1,240,262
Mortgage Banking:
Accounts payable and other liabilities	30,731	32,291
	30,731	32,291
Total liabilities	1,364,077	1,272,553

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,555,330 shares issued as of both September 30, 2016 and December 31, 2015	206	206
Additional paid-in capital	1,499,770	1,447,795
Deferred compensation trust – 108,635 and 108,614 shares of NVR, Inc. common stock as of September 30, 2016 and December 31, 2015, respectively	(17,367)	(17,333)
Deferred compensation liability	17,367	17,333
Retained earnings	5,544,485	5,270,114
Less treasury stock at cost – 16,766,035 and 16,664,342 shares as of September 30, 2016 and December 31, 2015, respectively	(5,745,322)	(5,478,950)
Total shareholders' equity	1,299,139	1,239,165
Total liabilities and shareholders' equity	$2,663,216	$2,511,718

NVR, Inc.

Operating Activity

(dollars in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Homebuilding data:
New orders (units)
Mid Atlantic (1)	1,817	1,662	6,088	5,520
North East (2)	305	304	960	936
Mid East (3)	769	730	2,829	2,686
South East (4)	586	562	2,061	1,838
Total	3,477	3,258	11,938	10,980

Average new order price	$392.8	$378.9	$383.6	$377.4

Settlements (units)
Mid Atlantic (1)	1,984	1,795	5,201	4,770
North East (2)	330	337	896	899
Mid East (3)	1,013	915	2,708	2,171
South East (4)	595	560	1,704	1,476
Total	3,922	3,607	10,509	9,316

Average settlement price	$384.1	$380.4	$378.0	$379.2

Backlog (units)
Mid Atlantic (1)			4,024	3,696
North East (2)			604	625
Mid East (3)			1,619	1,665
South East (4)			1,411	1,153
Total			7,658	7,139

Average backlog price			$389.4	$380.6

Community count (average)	484	469	482	473
Lots controlled at end of period			77,300	73,000

Mortgage banking data:
Loan closings	$1,055,163	$951,872	$2,751,410	$2,449,902
Capture rate	88%	88%	88%	88%

Common stock information:
Shares outstanding at end of period			3,789,295	3,982,106
Number of shares repurchased	116,318	128,097	178,306	183,128
Aggregate cost of shares repurchased	$195,235	$194,161	$291,743	$263,446

(1)	Maryland, Virginia, West Virginia, Delaware and Washington, D.C.
(2)	New Jersey and Eastern Pennsylvania
(3)	New York, Ohio, Western Pennsylvania, Indiana and Illinois
(4)	North Carolina, South Carolina, Tennessee and Florida

Investor Relations Contact:
Curt McKay
(703) 956-4058
ir@nvrinc.com